CERTIFICATE OF OWNERSHIP AND MERGER
                             OF
                    VWK ACQUISITION CORP.
                        WITH AND INTO
              UNION TEXAS PETROLEUM HOLDINGS, INC.


               Pursuant to Section 253 of the Delaware

     General Corporation Law (the "DGCL"), VWK Acquisition

     Corp., a Delaware corporation ("VWK Acquisition"),

     hereby certifies the following information relating to

     the merger (the "Merger") of VWK Acquisition with and

     into Union Texas Petroleum Holdings, Inc., a Delaware

     corporation ("UTP"):


          FIRST:  The name and state of incorporation of
          -----
     each of the constituent corporations to the Merger are

     as follows:


                Name                  State of Incorporation
                ----                  ----------------------
     VWK Acquisition Corporation             Delaware
Union Texas Petroleum Holdings, Inc.         Delaware


          SECOND:  VWK Acquisition owns at least 90% of the
          ------
     outstanding shares of both the Common Stock, par value

     $0.05 per share, and the 7.14% Series A Cumulative

     Preferred Stock, par value $.01 per share, of UTP, and

     UTP has no other class of capital stock outstanding.


          THIRD:  The Board of Directors of VWK Acquisition
          -----
     has determined to merge VWK Acquisition into UTP under

     Section 253 of the DGCL and in connection therewith

     adopted the following resolutions on June 25, 1998:

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               "WHEREAS, the Corporation owns at least
          90% of the outstanding shares of both the Common Stock, par value $0.05 per share ("UTP
          Common Stock"), and the 7.14% Series A
          Cumulative Preferred Stock, par value $.01 per share ("UTP Preferred Stock"), of Union
          Texas Petroleum Holdings, Inc., a Delaware corporation ("UTP"), and desires to merge itself into such subsidiary;

               NOW, THEREFORE, BE IT RESOLVED, That the
          Corporation be merged into UTP, pursuant to and in accordance with Section 253 of the Delaware General Corporation Law (the
          "Merger") and the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all actions they deem necessary or advisable in connection therewith;

               RESOLVED, That UTP shall be the
          surviving corporation in the Merger (the
          "Surviving Corporation");

               RESOLVED, That, upon the Merger becoming effective:

                    (a) each issued and outstanding
               share of common stock of the Corporation shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and certificates representing such shares shall be issued to the sole stockholder of the Corporation upon surrender by such sole stockholder of the certificate or certificates that immediately prior to the Merger represented the issued and outstanding shares of common stock of the Corporation;

                    (b) each share of UTP Common Stock
               that is owned by UTP, Atlantic Richfield
               Company ("ARCO"), the Corporation or any wholly owned subsidiary of UTP, ARCO or the Corporation shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered in exchange therefor;

                    (c) each share of UTP Common Stock
               (other than shares of UTP Common Stock
               held by a person who complies with all
               the provisions of Delaware law
               concerning the right of holders of UTP
               Common Stock to demand appraisal of
               their shares of UTP Common Stock (a
               "Dissenting Stockholder") and other than shares to be canceled in accordance with clause (b) above) issued and outstanding shall be converted into the right to receive $29.00 per share in cash without interest (the "Merger Consideration"), and all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Merger represented any such shares

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

               shall cease to have any rights with
               respect thereto, except the right
               to receive the Merger Consideration,
               without interest, upon the surrender
               of such certificate.  If, after the
               Merger becomes effective, any
               Dissenting Stockholder withdraws his
               demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Delaware law, his shares of UTP Common
               Stock shall be deemed to have been
               converted as of the time the Merger
               became effective into the right to
               receive the Merger Consideration and
               such shares shall no longer be
               outstanding and shall automatically be
               canceled and retired and shall cease to
               exist, and such Dissenting Stockholder
               shall cease to have any rights with
               respect thereto, except the right to
               receive the Merger Consideration,
               without interest, upon the surrender of
               such certificate; and

                    (d) each share of UTP Preferred
               Stock shall remain outstanding and be
               unaffected by the Merger, except for
               those shares of UTP Preferred Stock
               owned by holders who properly exercise
               dissenter's rights under Delaware law
               and except for those shares of UTP
               preferred Stock held by the Corporation, which shall become treasury shares.

               RESOLVED, That, as contemplated by the
          Agreement and Plan of Merger dated as of May
          4, 1998 among ARCO, the Corporation and UTP
          (the "Merger Agreement"), upon the
          effectiveness of the Merger, (i) the by-laws of the Corporation shall become the by-laws of the Surviving Corporation, and (ii) the directors of the Corporation shall become the directors of the Surviving Corporation; and

               RESOLVED, That, as contemplated by the
          Merger Agreement, the Restated Certificate of
          Incorporation of UTP, as in effect
          immediately prior to the effective time of the Merger, shall be amended at the effective time of the Merger so that the first paragraph of Article Fourth of such Restated
          Certificate of Incorporation reads in its entirety as follows (and as so amended, such Restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law):

               "The total number of shares of all
               classes of stock which the
               corporation shall have authority to
               issue is (i) 1,000 shares of Common
               Stock, par value $0.01 per share
               and (ii) 1,750,000 shares of
               Preferred Stock, par value $0.01
               per share, all of which have been
               designated as 7.14% Series A
               Cumulative Preferred Stock, par
               value $.01 per share."

               RESOLVED, That the proper officers of
          the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file a certificate of ownership and merger with the Secretary of State of the State of Delaware in such form as the officer or officers executing the same shall approve, the signature of such officer or officers thereon to be conclusive evidence of the approval of such form; and

               RESOLVED, That any and all actions
          heretofore or hereafter taken by the proper officers of the Corporation relating to and within the terms of this resolution are hereby ratified and confirmed as the acts and deeds of the Corporation."


          FOURTH:  The Merger has been approved by ARCO, the
          ------
     sole stockholder of VWK Acquisition, by written consent

     without a meeting in accordance with Section 228 of the

     DGCL.


          FIFTH:  UTP shall be the surviving corporation of
          -----
     the merger (the "Surviving Corporation"), and the name

     of the Surviving Corporation shall be Union Texas

     Petroleum Holdings, Inc.


          IN WITNESS WHEREOF, VWK Acquisition has caused

     this Certificate of Ownership and Merger to be executed

     on this 26th day of June, 1998.


                              VWK ACQUISITION CORP.

                                   /s/ TERRY G. DALLAS
                              By:____________________________
                                    Terry G. Dallas
                                    President

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